EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

HOUSTON INDUSTRIES INCORPORATED:

         We consent to the incorporation by reference in (i) Registration Statements on Form S-3 Nos. 33-34446, 33-39921, 33-60756, 33-51431, 33-52207 and
33-55445, (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-12439 on Form S-8, and (iii) Registration Statements on Form S-8 Nos. 33-37493, 33-50629, 33-52279, 33-55391 and 33-56855 of our report dated February
23, 1995 appearing in this Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 14, 1995